Exhibit 10.6

Date: November 3, 2011

OFFICE LEASE AGREEMENT

FOR

220 CONGRESS OFFICE PARK BUILDING
220 Congress Park Drive
Delray Beach, Florida 33445

ATC Realty One, LLC
As Landlord

And

SIMPLEPONS, INC.
As Tenant

LEASE INFORMATION PAGE

LANDLORD:	ATC Realty One, LLC

LANDLORD’S NOTICE ADDRESS:	See Section 39

TENANT:	SimplePons, Inc.
TENANT’S NOTICE ADDRESS:	220 Congress Park Drive, Delray Beach, Florida 33445

PREMISES:	Suite 304

PREMISES SIZE:	3,182 SF (Rentable Sq. Ft. BOMA Standard).

TERM:	Three (3) Years.

LEASE COMMENCEMENT DATE:	The earlier of January 1, 2011, or upon the completion of the
Telephone and Data lines.

RENT COMMENCEMENT DATE:	Upon occupancy.

LEASE TERMINATION DATE:	Three Years from Lease Commencement Date.

RENT SCHEDULE:

Suite: 304
Sq. Ft: 3,182

	Base Rate	Operating	Sub-	Yearly		Sales Tax	Monthly
Term	$/Sq Ft/Yr	Expenses	total	Total	Monthly	6%	Total:
Yr 1	$10.00	$7.90	$17.90	$56,957.80	$4,746.48	$284.79	$5,031.27
Yr 2	$10.30	$7.90	$18.20	$57,912.40	$4,826.03	$289.56	$5,115.59
Yr 3	$10.61	$7.90	$18.51	$58,898.82	$4,904.24	$294.49	$5,202.73

TENANT’S PROPORTIONATE SHARE OF OPERATING EXPENSES: 6.14%:

SECURITY:	$9,493.00 Landlord will release half of the Security Deposit the tenant on the 13th month provided Tenant has paid it’s rent on time during the first 12 months and is not in default.

BROKER:	COMMERCIAL PROPERTY REALTY GROUP

Landlord__________Tenant__________

220 CONGRESS OFFICE PARK
INDEX TO OFFICE LEASE AGREEMENT

Paragraph #	Topic
1.	Definitions
2.	Lease Grant
3.	Lease Term
4.	Use
5.	Rental
6.	Payment of Common Area Maintenance/Operating Expenses
7.	Services to be furnished by Landlord
8.	Improvements to the Premises
9.	Maintenance and Repair of Building by Landlord
10.	Care of Premises by Tenant
11.	Repairs and Alterations by Tenant
12.	Graphics
13.	Use of Electrical Services by Tenant
14.	Parking
15.	Law and Regulation
16.	Building Rules and Regulations
17.	Entry by Landlord
18.	Assignment and Subletting
19.	Mechanics Liens
20.	Property Insurance
21.	Liability Insurance
22.	Assumption of Risks
23.	Waiver of Subrogation Rights
24.	Casualty Damage
25.	Condemnation
26.	Damage from Certain Causes
27.	Events of Default/Remedies
28.	Property Taxes and Assessments
29.	Peaceful Enjoyment
30.	Relocation
31.	Holding Over
32.	Subordination to Mortgage
33.	Landlord’s Lien
34.	Attorney’s Fees
35.	No Implied Waiver
36.	Limitation of Liability

Landlord__________Tenant__________

Paragraph #	Topic	Page #
37.	Security Deposit
38.	Last Month Rent Deposit
39.	Notices
40.	Severability
41.	Recordation
42.	Governing
43.	Time of Performance
44.	Force Majeure
45.	Transfers by Landlord
46.	Brokers
47.	Effect of Delivery of this Lease
48.	Captions
49.	Relationship of Parties
50.	Exhibits
51.	Prior Agreements and Amendments
52.	Binding Effect	pg.26
53.	Americans with Disabilities Act
54.	Radon Gas
55.	Compliance with Environmental Laws

Topic	Exhibit Letter

Attachments:
Legal Description	Exhibit “A”
Floor plan	Exhibit “B”
Work Letter	Exhibit “C”
Rules and Regulations	Exhibit “D”
Guaranty (2)	Exhibit “E”

Landlord__________Tenant__________

OFFICE LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into on the _____day of November, 2011 by and between ATC REALTY ONE, LLC, a Delaware Limited Liability Company, (hereinafter referred to as “Landlord”), and SIMPLEPONS, INC. a Delaware corporation (hereinafter referred to as “Tenant”).

WITNESSETH:

1.	Definitions. Landlord and Tenant hereby agree that the words and phrases set forth below when used in this Lease have the following meaning:

(a) “Building” shall mean the office building located upon the real property (the Property”) described in Exhibit “A” attached hereto and incorporated herein. Reference made to the Property in this Lease shall be deemed to include the Building unless expressly provided otherwise.

(b) “Premises” shall mean the office space located within the Building, known as Suite #304 and outlined on the floor plan attached to this Lease as Exhibit “B” incorporated herein. The Premises are stipulated for all purposes to have a floor area of approximately 3,182 square feet, which includes any portion of the “Common Areas” allocated to the Premises, which Landlord and Tenant agree to be the size to be used for all Rent determinations including Tenant’s pro-rate share of expenses.

(c) Rent shall be as set forth on the Lease Information Page.

(d) “Commencement Date” shall be as set forth on the Lease Information Page and shall be superseded by the date determined in accordance with subparagraph 3(c) hereof.

(e) “Lease Term” shall mean a term commencing on the Commencement Date and continuing until the number of months and years (as set forth on the Lease Information Page) after the first day of the first full month following the Commencement Date. The first ‘Lease Year shall be the first full twelve (12) month period of the Lease Term and thereafter each successive twelve (12) month period shall be deemed a “Lease Year”.

(f) A “Security Deposit” shall mean the amount set forth on the Lease Information Page.

(g) Deleted

(h) “Common Areas” shall mean those areas devoted to corridors, elevator foyers and elevator cabs, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

(i) “Service Areas” shall mean those areas within the exterior walls of the Building used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (but shall not include any such areas designated for the exclusive use or benefit of the Tenant).

Landlord__________Tenant__________

(j) “Exterior Common Areas” shall mean those portions of the Property which are not located within the Building and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants; including, without limitation, all parking areas, enclosed or otherwise, and all streets, sidewalks and landscaped areas.

(k) “Building Standard Improvements” when used herein, shall mean those improvements (including the “Shell Improvements” and the “Allowance Items”) constructed or installed within the Premises which Landlord shall agree to provide according to the “Work Letter” attached hereto as Exhibit “C” and incorporated herein for all purposes. “Building Grade” shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or the exclusive type, grade or quality of material to be used in providing the Building Standard Improvements.

(l) Operating Expense Contribution: Tenant shall pay Operating Expense Contribution equal to Tenant’s pro-rata proportionate share of the annual Operating Expenses on a calendar year basis, (excluding electric), including real estate taxes and insurance, for the calendar year of Lease Commencement, subject to adjustment at the beginning of each calendar year for the remainder of the Lease. Operating Expense Contribution shall be paid in equal monthly installments along with the Base Rent and Common Area electric. Landlord shall estimate the Operating Expenses to be paid on a monthly basis for each calendar year.

(m) Electric: Tenant will be responsible for Tenant’s electric, which is separately metered. Tenant shall pay electric directly to Florida Power & Light (or any other Provider supplying electric) for all electric consumed within the leased premises, which is separately metered.

2.
Lease Grant. Subject to and upon the terms, provisions and conditions herein set forth, and each in consideration of the covenants of the other hereunder, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

3.	Lease Term.

(a) This Lease shall continue in force during a period beginning on Commencement Date and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision hereof.

(b) If by the date specified as the Commencement Date in Paragraph l (d), the Premises have not been substantially completed pursuant to the Work Letter due to omission, delay or default by Tenant or anyone acting under or for Tenant or due to any cause other than Landlord’s default, Landlord shall have no liability for such failure to complete, and the obligations of this Lease (including without limitation the obligation to pay rent) shall nonetheless commence as of said Commencement Date.

Landlord__________Tenant__________

(c) If however the Premises are not substantially completed by the date specified as the Commencement Date in Paragraph l(d) and such failure to complete is due to default on the part of Landlord, then, as Tenant’s sole remedy for the delay in Tenant’s occupancy of the Premises, the Commencement Date shall be delayed (and the rent herein provided shall not commence) until the earlier of either (i) the date of actual occupancy by Tenant or (ii) the date of substantial completion of the work which Landlord has agreed to perform.

(d) Tenant agrees to accept possession of the Premises when the Building Standard Improvements to the Premises as provided in the Work Letter have been substantially completed. If there are any finishing touches remaining to be done which will not materially interfere with the conduct of Tenant’s business on the Premises, Tenant will nevertheless accept delivery of the Premises and allow Landlord to complete such finishing touches.

4.
Use. The Premises shall be used and occupied by Tenant solely for the purpose of professional offices and for no other purpose. Tenant agrees not to use or permit the use of the Premises or the Building for any purposes which is illegal or immoral or which, in Landlord’s sole opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building.

5.	Rental.

(a) Tenant covenants and agrees to pay during the Lease Term to Landlord without any setoff or deduction whatsoever, the Base Rental and all such other sums or money as shall become due hereunder as additional rent (all of which are sometimes herein collectively called “Rent”), for the non-payment of which Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the non-payment of Base Rental. The Base Rental payable during each calendar year or portion thereof during the Lease Term, as increased pursuant to subparagraph (e) below, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals thereof and Tenant hereby agrees to pay such Base Rental and any adjustments thereto to Landlord at Landlord’s address provided herein (or such other address as may be designated by Landlord in writing from time to time). Tenant agrees to pay all such sums in advance, and without notice or demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Bass Rental and any adjustments thereto for such month or months shall be prorated, based on a Thirty (30) day month.

(b) Landlord shall have the same rights and remedies with respect to additional rent as with respect to Fixed Annual Rent. The term “Rent” is hereby defined to mean the Fixed Annual Rent and any additional rent or other sums payable by Tenant under this Lease. In the event that any payment due Landlord under this Lease shall not be paid on the due date, a late charge of Ten (10%) percent of the delinquent shall be charged by Landlord. If any installment of Rent shall remain overdue for more than Ten (10) days, an additional late charge in an amount equal to One and One-half (1-1/2%) percent per month (18% per annum) of the delinquent amount shall be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which is in addition to and not in lieu of the Ten percent (10%) late charge or any other remedy available to Landlord. In the event that any check, bank draft, order for payment or negotiable instrument given to Landlord for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to Landlord, Landlord shall be entitled to make an administrative charge to Tenant of Twenty-Five and 00/100 ($25.00) Dollars plus any NSF fees charged to Landlord attributable to Tenant. Tenant recognizes and agrees that the aforesaid charges represent, at the time this Lease is made, a fair and reasonable estimate and liquidation of the costs of Landlord in the administration of the Building resulting from the events described, which costs are not contemplated or included in any rent or other charges provided to be paid by Tenant to Landlord in this Lease. Any charges becoming due under this paragraph of this Lease shall be deemed to be additional rent due hereunder and shall become due with the next ensuing monthly payment of Fixed Annual Rent.

Landlord__________Tenant__________

(c) Tenant shall pay all sales and use taxes levied or assessed against all rent payments due under this Lease simultaneously with each payment required hereunder.

(d) The Base Rental due for the first full calendar month of the Lease Term has been deposited with Landlord by Tenant as of the execution of this Lease.

(e) Tenant shall pay the monthly installments of the Base Rental as same come due through the end of the first Lease Year, and thereafter the Base Rental shall be increased annually at the commencement of each successive Lease Year to an amount equal to the Base Rental paid during the prior Lease Year multiplied by One Hundred three Percent (1.03%).

6.	Payment of Common Area Maintenance/Operating Expenses.

(a) In addition to the Base Rental as the same is Tenant adjusted, shall according to the provisions of this Paragraph pay to Landlord as additional rents Tenant’s pro rata share of the “Operating Expenses” incurred by Landlord in connection with the ownership, operation and management of the Property. The Operating Expenses shall be determined in accordance with generally accepted accounting principles as applied to the ownership, management and operation of such property and shall include the total of all expenses and costs of every kind and nature which Landlord shall pay or be obligated to pay because of or in connection with the ownership and operation of the Property, including but not limited to the following:

1.	Wages and salaries and all payroll costs or benefits paid to or on behalf of Landlord’s employees engaged in the operation, maintenance and security of the Property.

2.	Administrative costs of management of the Property, including a management fee.

3.	Costs of all utilities furnished to the Property, including water, sewer and common area electric.

Landlord__________Tenant__________

4.	All supplies and materials used in the operation and maintenance of the Property.

5.	Cost of any maintenance or service agreements such as alarm or security service, common area janitorial service, all landscape maintenance, window cleaning and elevator and air conditioning service.

6.	Cost of all insurance, including but not limited to fire, casualty, liability and rental abatement insurance applicable to the Property and Landlord’s personal property used in connection herewith.

7.	Cost of repairs, replacements and general maintenance of the Property.

8.
All real or personal property taxes (or payments in lieu of such taxes) excises, levies, fees, or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Property, its operations or the rent provided for in this Lease. (It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that same exceeds Building Standard Improvements as described in Exhibit “C” of this Lease.)

9.	Amortization of capital improvements made to the Property by Landlord subsequent to the Commencement Date of this Lease which will improve the operating efficiency of the Property.

(b) Operating Expenses shall not include: (1) expenses for repairs or other work occasioned by condemnation or fire or other casualty; (2) leasing commissions; (3) interest or amortization of mortgages secured by the Property; (4) any expense fully reimbursed to Landlord by Tenant or any other tenant of the Property, or any expense billed to and paid directly by same for their own account or on Landlord’s behalf; and (5) expenses for repairs or replacement to the extent that same are reimbursed by insurance proceeds.

(c) Tenant’s share of the Operating Expenses shall be in the same proportionate amount as the ratio determined by the gross leasable area of the Premises as stipulated in Paragraph l(b) (which includes any portion of the Common Areas allocated to the Premises) over the gross leasable area of the Building. The “Gross Leasable of the Building” shall mean the total floor area within the exterior walls of the Building, less any portion(s) of the Service Areas contained herein per Building Owners and Managers Association Standards (BOMA).

   ~~In determining the amount of Operating Expenses, for the purpose of this Section, if less than 95% of the Complex shall have been occupied by tenants and fully used by them, at any time during the year, Operating Expenses that vary with occupancy of the Building may be increased to an amount equal to the like operating expense which would normally be expected to be incurred had such occupancy been 95% and had such full utilization been made during the entire period.~~

Landlord__________Tenant__________

(d) Promptly following the Commencement Date, and thereafter promptly following the beginning of each calendar year occurring during the term of this Lease, or any extension or renewal thereof, Landlord shall deliver to Tenant a statement setting forth Landlord’s projection of the Operating Expenses for the then current calendar year and Tenant’s pro-rata share thereof based on the portion of such calendar year during which this Lease is in effect. Tenant’s share of the projected Operating Expenses shall be payable in equal monthly installments due on the first day of each calendar month for the remaining months of such calendar year.

(e) Commencing with Landlord’s statement delivered at the beginning of the first full calendar year occurring during the term of this Lease, Landlord shall also set forth the actual amount of Operating Expenses incurred during the preceding calendar year, Tenant’s pro rata share of those actual operating Expenses (to the extent that this Lease was in effect during that calendar year) and any underpayment or overpayment by Tenant based on Tenant’s monthly payment(s) (if any) of the projected Operating Expenses made during that preceding calendar year. In the event of any underpayment by Tenant, Tenant shall pay the full amount to such deficiency to Landlord within thirty (30) days of receipt of Landlord’s statement. Any overpayment by Tenant shall be deducted from the monthly installments of Tenant’s share of the projected Operating Expenses for the ensuing calendar year as the same become due.

(f) Prior to thirty (30) days after the Lease Termination Date, Landlord shall deliver to Tenant (I) a statement setting forth Tenant’s share of the actual Operating Expenses incurred during the final Lease Year up to and including the date of expiration of the Lease Term and (ii) any underpayment or overpayment of same based on Tenant’s payment of Tenant’s share of the projected Operating Expenses made during the final Lease Year. In the event of any such underpayment Tenant shall pay the full amount of same to Landlord on or before the date of the expiration of the Lease term. If Tenant has overpaid Landlord shall reimburse Tenant the full amount of such overpayment not later than the expiration date of the Lease Term. The respective obligations of the parties hereto pursuant to this Paragraph 6 shall survive the termination of this Lease.

(g) Each Operating Statement given by Landlord, shall be conclusive and binding upon Tenant (a) unless within thirty (30) days after the receipt thereof, Tenant shall notify Landlord that it disputes the accuracy of said Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect and (b) if such dispute shall not have been settled by agreement, either party may submit the dispute to arbitration in accordance with Chapter 682, Florida Statutes. The arbitration shall take place in Palm Beach County, Florida and shall be held in accordance with the rules of the American Arbitration Association. A panel of three (3) arbitrators shall be selected by the parties to the dispute from a panel selected by the American Arbitration Association and the award of the three (3) arbitrators shall be final and non-appealable and judgment may be entered in any court of competent jurisdiction. In the event the parties are unable to agree on three (3) arbitrators, each party shall select one (1) arbitrator from the panel and the two arbitrators selected shall select the third arbitrator. The matter must be submitted to arbitration within sixty (60) days after receipt of each Operating Statement; and pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within ten (10) days after receipt of such Operating Statement, pay Operating Expense Contribution in accordance with Landlord’s statement, without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay to Tenant the amount of Tenant’s overpayment of Operating Expense Contribution resulting from compliance with the Operating Statement. However, in no case shall Tenant delay or withhold payment of Base Rent and Operating Expense Contribution pending resolution of a dispute with regard to Operating Expenses.

Landlord__________Tenant__________

7.	Services to be furnished by Landlord. Landlord agrees to furnish Tenant the following services:

(a) Water at those points of supply provided for general use of Tenant and other tenants in the Building.

(b) Central heat and air conditioning in the common areas of the building, at such temperatures and in such amounts as are considered by Landlord to be as required by governmental authority, provided, Hours” for the Building (which are 8:00 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of normal business holidays.

(c) Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

(d) Janitorial service for Common Areas and the leased premises, which shall be provided Mondays through Fridays, exclusive of normal business holidays;

(e) Subject to the provisions of Paragraph 13, at Tenant’s cost, Landlord to provide all electrical current required by Tenant in its use and occupancy of the Premises except for service within the Premises which is separately metered by FPL for account of Tenant.

(f) All Building Standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

(g) Security in the form of limited access to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord’s efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto. Tenant will be furnished two (2) Restroom keys, two sets of entry door keys, and, if utilized in the property’s security system(s), two electronic entry “Fobs” at no charge. Tenant will be charged $10.00 for each additional key issued to Tenant. Tenant will be charged $25.00 for each additional swipe card issued to Tenant.

(h) Elevator service to each floor of the Premises provided that Tenant shall be permitted to use such elevators for the purpose of moving bulky property in and out of the Building only during other than Normal Business Hours and only after first obtaining Landlord’s consent to be submitted not less than five (5) days in-advance of each move. Tenant shall promptly reimburse Landlord for all costs associated with the after-hours operation of the elevator service for moving purposes, including without limitation the cost of any operator or security personnel and Tenant shall also promptly reimburse Landlord’s cost to repair any damage to the elevator cab(s) or the Building resulting from Tenant’s moving.

Landlord__________Tenant__________

The failure by Landlord to any extent to furnish the defined services noted above in whole or in parts the interruption or termination of same, resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction (constructive or otherwise) of Tenant nor cause an abatement of rent nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services cease for any reason to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service occasioned thereby, or resulting therefrom.

8.
Improvements to the Premises. Landlord shall be obligated to construct or install at Landlord’s expense, only those Building Standard Improvements as provided in the, Work Letter attached hereto as Exhibit “C”. All installations and improvements now or hereafter constructed in or placed on the Premises other than the said Building Standard Improvements shall be for Tenant’s account and at Tenant’s sole cost and expense. Tenant shall pay all ad valorem taxes assessed separately on any improvements to the Premises and all increased insurance premiums thereon.

9.
Maintenance and Repair of Building by Landlord. Landlord agrees to keep in good repair the roof, foundations, appurtenances, parking area, and exterior walls and windows of the Building and underground utility and sewer pipes outside of the exterior walls of said Building. Landlord shall repair and maintain all heating, air conditioning, lighting, electrical, ventilation, plumbing, and storm drainage equipment. Except as otherwise expressly provided herein, Landlord shall not be required to make any repairs to the Premises.

10.
Care of Premises by Tenant. Tenant shall, at its expenses keep the Premises in good repair and in a clean, attractive, first-class tenantable condition (including without limitation all furniture, equipment, fixtures and decorations located in the Premises). Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises or the Property and at the termination of this Lease to deliver up the Premises to Landlord in as good condition as at the date of the Commencement Date, ordinary wear and tear excepted.

11.
Repairs and Alterations by Tenant. Tenant covenants and agrees with Landlord at Tenant’s own cost and expense, to repair any damage done to the Premises, the Building or the Property or any part thereof including replacement of damaged portions or items where such damages are caused by Tenant or Tenant’s agents, employees, invitees or visitors, and Tenant covenants and agrees to make all such repairs as may be required to restore the Premises, the Building or the Property to as good a condition as it was in prior to such damage. All such work or repairs by Tenant shall be effected in compliance with all applicable laws; provided, however if Tenant fails to make such repairs or replacements then Tenant shall pay the cost thereof to the Landlord within ten (10) days of Landlord’s demand therefore as additional rent. Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, install any vending machines on the Premises, or place signs, furnishings equipment or any window coverings on any part of the Premises which are visible from outside the Premises without first obtaining the prior written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect. Any and all alterations or additions to the Premises made by Tenant shall become the property of Landlord upon termination of .this Lease (except for movable equipment or furniture owned by Tenant). Landlord may nonetheless require Tenant to remove any and all fixtures, equipment and other improvements installed on the Premises. In the event that Landlord so elects and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant’s cost, and Tenant shall pay Landlord on demand of restoring the Premises to Building Standard.

Landlord__________Tenant__________

12.
Graphics. Landlord shall provide and install at Tenant’s cost all letters or numerals on doors entering the Premises. All such letters and numerals shall be in the standard graphics as approved by Landlord for the Building, and no others shall be permitted on the Premises without Landlord’s prior written consent.

13.
Use of Electrical Services by Tenant. Tenant’s use of electrical services furnished by Landlord shall not exceed either in voltage, rated capacity or overall load that which Landlord deems to be standard for general business office use in a manner comparable to other Building tenants. Tenant acknowledges that all wiring (including data, phones, internet, security, etc.) must be low voltage. In the event Tenant shall request that it be allowed to consume electrical services in excess of that deemed by Landlord to be standard for Building tenants, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord elects (including the requirement that submeters be installed at Tenant’s expense).

14.	Parking.

(a) During the term of this Lease, Landlord shall provide Tenant with unassigned parking spaces in the uncovered parking areas located on the Property, such parking spaces and all driveways and walkways located on the Property to be used by Tenant on a non-exclusive basis with Landlord and other tenants of the Building, their guests and invitees. All uncovered parking shall be provided at no charge to Tenant.

(b) In addition to the uncovered parking spaces, Landlord and Tenant hereby agree that Tenant shall be provided four (4) parking spaces, at no charge to Tenant, located in the lower level parking garage, as assigned by Landlord, such parking spaces to be used only by the principals and employees of Tenant. Any additional parking spaces required by Tenant shall be granted if available at a cost of $75.00/month.

(c) Landlord shall have a right to designate the location of Tenant’s parking and alter such designation upon reasonable notice to Tenant. Landlord shall also have the right to establish or modify the methods used to control parking on the Property, including without limitation the installation of certain control devices or the hiring of parking attendants.

Landlord__________Tenant__________

(d) Landlord shall not be liable for any damage to or any theft of any vehicle, or any contents therefrom, while in or about the parking areas located on the Property.

(e) Tenant will lose any reserved parking privileges at any time in which Tenant is in an event of Default under the Terms and Conditions of this Lease Agreement.

15.
Laws and Regulations. Tenant agrees to comply with all applicable laws, ordinances, rules and regulations of any governmental entity, agency or authority having jurisdiction of the Premises of Tenant’s use thereof.

16.
Building Rules and Regulations. Tenant will comply with the reasonable rules and regulations of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so. Landlord shall give Tenant notice of all such rules and regulations and any changes thereto, and Tenant shall be charged with compliance with such rules and regulations as the same may be changed from time to time from the date of said notice. Failure to comply after Notice shall be a Default under this Lease

17.
Entry by Landlord. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all. reasonable hours (and in emergencies at all times) to inspect the conditions, occupancy or use thereof or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions thereto; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

18.	Assignment and Subletting.

(a) Tenant shall not assign, sublease, transfer, pledge or encumber this Lease or any interest therein without Landlord’s prior written consent. Tenant shall in no event be allowed to enter into a partial assignment of tenant’s leasehold interest. Any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void.

(b) In the event that Tenant shall desire Landlord’s consent to either the subletting of the Premises in whole or in parts or the assignment of Tenant’s entire interest under the Lease, Tenant shall give Landlord six (6) months’ prior written notice thereof. Such notice shall, at Landlord’s options, be deemed to be an offer by Tenant to either as the case may be: (i) sublet the Premises (or such portion thereof which Tenant would sublet) to Landlord for the balance of the Lease Term (or for such portion of the Lease Term for which Tenant would sublet) upon all the same terms covenants and conditions as are otherwise contained in this Lease; or (ii) assign this Lease to Landlord for the sole consideration of Landlord’s release of Tenant from any liability hereunder. In the event that Landlord does not exercise such option by notice to Tenant in writing within thirty (30) days following the receipt of said notice from Tenant then Landlord’s right to either sublease the Premises (or such portion thereof) or acquire this Lease by assignment, as the case may be shall be deemed to be waived; provided that such waivers if any, shall not be deemed to be a consent by Landlord to any such subletting or assignment unless Landlord delivers to Tenant its written consent thereto. Notwithstanding Landlord’s consent or waiver on any one occasion, Landlord’s option to treat Tenant’s request for consent as an offer to sublet or assign as provided in this Subparagraph shall apply to any further subletting or assignment.

Landlord__________Tenant__________

(c) Notwithstanding Landlord’s consent to any assignment or subletting by Tenant, Tenant shall remain liable for the full and faithful performance of the covenants and conditions of this Lease unless expressly released in writing by Landlord.

(d) Should Landlord consent to such assignment of the Lease, or to a sublease of all or any part of the Leased Premises, Tenant does hereby guarantee payment of all rent herein reserved until the expiration of the term hereof and no failure of Landlord to promptly collect from any assignee or sublessee, or any extension of the time for payment of such rents, shall release or relieve Tenant from its guaranty or obligation of payment of such rents. Any assignment by Landlord shall not relieve Tenant of its obligations hereunder.

(e) The form of the Sublease is substantially the same form as the current lease. The Sublessee shall provide first, last and security deposits.

(f) Reasonable grounds for deciding the Tenant’s request by Landlord include: (i) Financial strength of the proposed sublessee/assignee must be at least equal to that of the existing tenant; (ii) Business reputation of the proposed sublessee/assignee must be in accordance with generally acceptable commercial standards; (iii) Use of the premises by the proposed sublessee/assignee; (iv) Use of the premises will not violate any other agreements affecting the premises, Landlord or other tenants. The Sublessee shall provide two years of financial history: P&L, Balance Sheet, and Federal Tax Returns, which Landlord shall use to help deem financial acceptability.

(g) The Sublessee shall pay its rent payments directly to Landlord under the terms and conditions of the sublease. Tenant and Landlord shall execute separate agreement allowing the sublease that the sublease and agreement shall be contingent upon one another.

(h) The covenants in this Paragraph concerning assignment shall run with the land and shall bind Tenant and Tenant’s heirs, executors, administrators, personal representatives, successors and permitted assigns.

(i) In the event that Tenant is a corporation (other than a corporation whose stock is regularly traded on a nationally recognized stock exchange), the conveyance of any stock in such corporation shall be deemed to be an assignment of Tenant’s leasehold interest hereunder. Should Tenant be a partnership the dissolution of such partnership or the assignment of any interest therein by any general partner thereof shall also be determined to be an assignment of Tenant’s leasehold interest, hereunder. Any such assignment of partnership interest or conveyance of corporate stock in Tenant, as the case may be, shall therefore be subject to the restrictions set forth herein.

Landlord__________Tenant__________

19.
Mechanic’s Liens Landlord and Tenant hereby expressly agree and acknowledge that, pursuant to the terms of this Lease and applicable. Law of the State of Florida, no interest of Landlord in the Premises, the Building or the Property shall be subject to any lien for improvements made by Tenant in or for the Premises, and Tenant shall not permit any mechanic’s lien or liens to be placed upon the Premises or any portion of the Building or the Property. Landlord has recorded in the public records of Palm Beach County, Florida, a public notice containing a true and correct copy of this Paragraph 19, and Tenant agrees to inform all contractors and material men performing work on or supplying material to the Premises of the existence of such notice. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would or might give rise to any mechanic’s or other liens against the Premises or any portion of the Building or the Property. In the event any such lien is claimed against the Premises or any portion of the Building or the Property, then Tenant shall discharge same or transfer such lien to other security within thirty (30) days of notice thereof. In the event that Tenant fails to discharge or otherwise remove any such liens, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be reimbursed by Tenant to Landlord within ten (10) days of Landlord’s demand therefore as additional rent.

20.
Property Insurance. Landlord shall maintain fire and extended coverage insurance on the Building and the Premises in such amounts as Landlord’s mortgagee(s) shall require. Such insurance shall be maintained at the expense of Landlord and payments for losses thereunder shall be made solely to Landlord or Landlord’s mortgagee(s) as their interests shall appear. Tenant shall maintain at its expense in an amount equal to full replacement cost fire and extended coverage insurance on all of its personal property including removable trade fixtures located in the Premises and in such additional amounts as are required to meet Tenant’s obligations pursuant to Paragraph 24 hereof. Tenant shall, at Landlord’s request from time to time, provide Landlord with current certificates of Insurance evidencing Tenant’s compliance with this Paragraph 20 and Paragraph 21 hereof.

Landlord__________Tenant__________

21.
Tenant’s Insurance. Tenant shall maintain at its sole expense, commencing upon the date Tenant takes possession of the Premises and continuing throughout the Lease Term, (a) commercial general liability insurance covering the Premises in a combined single limit amount of not less than One Million Dollars ($1,000,000), naming Landlord and any mortgagee(s) of the Property as additional insureds thereunder; (b) all risk property insurance for the full replacement value of Tenant’s improvements and Tenant’s property, including, but not limited to, inventory, trade fixtures, furnishings and other personal property; any proceeds from Tenant’s all risk coverage insurance shall be held in trust by Tenant for the purpose of repair and replacement provided that this Lease is not terminated under the provisions of this lease. Each property insurance policy shall , at a minimum, insure against the perils included in the ISO special causes of loss from CP 1030 and any amendments or “all risk” coverage, including but not limited to loss or damage due to fire and the risks normally included in extended coverage (e.g., flood, windstorm, earthquake, and terrorism); (c) worker’s compensation or similar insurance to the extent required by law; (d) plate glass insurance covering the full replacement value of the plate glass in the Premises; (e) umbrella Liability insurance with limits of liability of not less than $1,000,000 per occurrence that applies on a “following form” basis and is in excess of the underlying commercial general liability insurance limits of liability; and (f) such other types of insurance in form and amount as Landlord may reasonably require. Tenant shall deliver said insurance policies or certificates thereof to Landlord prior to taking possession of the Premises and thereafter at least fifteen (15) days prior to the expiration of such policy; Landlord having the right, at its sole discretion, to approve the insurance carrier utilized by Tenant in connection with the Premises (an insurance carrier with Best’s Key Rating Guide: Property-Casualty of not less than “A+” shall be deemed satisfactory to Landlord). Should Tenant fail to effect the insurance called for herein, Landlord may, but shall not be obligated to, procure said insurance and pay the requisite premiums, in which event, Tenant shall pay all sums so expended plus fifteen (15.0%) percent as overhead to Landlord, as additional rent, immediately upon demand. Each insurer under the policies required hereunder shall agree by endorsement on the policy, or by independent instrument furnished to Landlord, that it will give Landlord at least fifteen (15) days prior written notice before any policy or policies affecting the Premises shall be altered or cancelled. The minimum limits of the commercial general liability policy of insurance hereinbefore set forth shall be subject to increase at any time, and from time to time, if Landlord shall reasonably deem it necessary for adequate protection. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence of Tenant’s compliance with such demand. Tenant agrees, at its own expense, to comply with all rules and regulations of the Fire Insurance Rating Organization having jurisdiction of the Premises and to comply with all requirements imposed by Landlord’s insurance carrier, if any.”

22.
Assumption of Risks. Landlord shall not be liable to Tenant or Tenant’s customers, licensees, agents or guests or employees for any injury or damages to its, his or their persons or property by any cause whatsoever, including, but not limited to acts or omissions of any other tenant in the Building construction defects, water, rain,, sleet, fire, storms, negligence and accidents, breakage, stoppage or leaks of gas, water, heating, sewer pipes, boilers, wiring or plumbing or any other defect in or about the Premises. Tenant expressly assumes all liability for or on account of any injury, loss or damage, and will at all times indemnify and save Landlord harmless from and against all liability, damage or expense caused by or arising out of any such injury, loss or damage to persons or property upon the Premises.

23.
Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements or any other cause(s), which are insured against under the terms of the standard fire and extended coverage insurance policies referred to in Paragraph 20 hereof regardless of cause or origin, including negligence of the other party hereto its agents, officers, or employees; provided that such waiver by either Landlord or Tenant does not limit in any way such party’s right to recovery under such insurance policies.

Landlord__________Tenant__________

24.
Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagees of Landlord’s should require that the insurance proceeds payable as a result of a casualty being applied to the payment of the mortgage debt, or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within Ninety (90) days after the date of such damage. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially, the same condition in which it was immediately prior to the happening of the casualty, except that Landlord’s obligation to restore shall not exceed the scope of the work required to be done by Landlord in originally constructing the Building and installing Shell Improvements (as described in the Work Letter but not including replacement of acoustical ceiling tiles) in the Premises, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. When the Shell Improvements have been restored by Landlord, Tenant shall complete the restoration of the Premises to Building Standard and the restoration of Tenant’s furniture and equipment. Landlord shall, subject to the last sentence of this Paragraph, provide Tenant with an allowance (the “Reconstruction Allowance”) to pay for reconstruction of the Premises to Building Standard, such Reconstruction Allowance to be in a dollar amount equal to the actual original cost to Landlord of providing the Allowance Items provided by Landlord pursuant to the Work Letter. Except for reconstruction of the Shell improvements by Landlord and the Reconstruction Allowance, all cost and expense of reconstructing the Premises to Building Standard shall be borne by Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant’s agents, employees, or invitees the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the entire cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by Landlord’s insurance proceeds.

25.
Condemnation. If the whole of the Building or the Premises should be taken for any public or quasi-public user by right of’ eminent domain or otherwise or if the same should be sold in lieu of condemnation then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole of the Building or the Premises is thus taken or sold then Landlord (whether or not the Premises are affected thereby) may at its option, terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an equitable amount and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former conditions but such, work shall not exceed the scope of the work done by Landlord, in originally constructing the Building and installing Building Standard Improvements in the Premises nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord, Tenant shall not be entitled to and expressly waives all claims to any such ‘compensation.

Landlord__________Tenant__________

26.
Damages from Certain Causes. Landlord shall not be liable to Tenant for any loss or damage occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord. Nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alterations of any part of the Building or Premises.

27.	Events of Default/Remedies.

(a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any rent or any other sums of money due hereunder and such failure shall continue for a period of ten (10) days a after the date sum is due; (ii) Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant including the Work Letter all of which terms, provisions and covenants shall be deemed material; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) Tenant shall fail to promptly move in or take possession of and operate its business on the Premises when the Premises are ready for occupancy or shall cease to do business in or vacate or abandon any substantial portion of the Premises; (v) Tenant shall become insolvent or unable to pay its debts as they become due or Tenant notifies Landlord that it anticipates either condition; (vi) Tenant takes any action to or notifies Landlord that Tenant intends to file a petition under any section or chapter of the Federal Bankruptcy Act as amended, or under any similar law or statute of the United States or any State thereof, or a petition shall be filed against Tenant under any such statute or Tenant or any creditor of Tenant notifies Landlord that it knows such a petition will be filed or Tenant notifies Landlord that it expects such a petition to be filed; or (vii) a receiver or trustee shall be appointed for Tenant’s leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

(b) Upon the occurrence of any event or events of default or other breach of this Lease by Tenant not arising from Tenant’s failure to pay any rent or other sums of money due hereunder within ten (10) days of the due dates and whether such default or defaults are enumerated in this Paragraph or not, then if Tenant fails to cure any such default within ten (10) days of written notice from Landlord, Landlord shall have the option to pursue any one or more of the following remedies: (i) Landlord shall have the right at its election to cancel and terminate this Lease and dispossess Tenant; or, (ii) Landlord shall have the right without terminating or cancelling this Lease to declare all amounts and rents due under this Lease for the remainder of the existing term (or any applicable extension or renewal thereof) to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the initial term or any renewal term if applicable, shall be accelerated; (iii) Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant’s account, holding Tenant liable in damages for all expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and the rent due and payable under the terms of this Lease; (iv) Landlord may enter upon the Premises and do whatever Tenant is obligated to do under this Lease. If Tenant is in default for any reason which would require written notice from Landlord, and if such default cannot reasonably be expected to be cured within the said ten (10) day period then Tenant shall have a reasonable period of time to effect such cure provided that Tenant promptly commences the cure and proceeds diligently to completion of same.

Landlord__________Tenant__________

(c) In the event of any default by Tenant arising from the failure to pay rent or any other sum due hereunder within the ten (10) day period provided in subparagraph (a)(i) above, Landlord may immediately exercise any remedy provided in subparagraph (b) above without being first required to give Tenant written notice of such default.

(d) This Paragraph 27 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion hereof shall not thereby render unenforceable any other portion.

(e) Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof whether in this Lease or elsewhere. Tenant hereby waives such remedies of termination and recession and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement by Landlord shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that prior to the exercise of any such remedies it will give the mortgagees holding mortgages on the Building notice and reasonable time to cure any default by Landlord...

(f) Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may occur in effecting compliance with Tenant’s obligations under this lease and Tenant further agrees that Landlord shall not be liable for any such damages resulting to the Tenant from such action. All such remedies of Landlord shall be cumulative, and in addition Landlord may pursue any other remedies that may be permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or remedy.

28.
Property Taxes and Assessments. Landlord shall pay all real property taxes and special or other assessments for public betterments or improvements which may be levied or assessed by any lawful authority against the Property. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures or equipment placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures or equipment placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

Landlord__________Tenant__________

29.
Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises against all persons claiming by, through or under Landlord, subject to the other terms hereof provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord’s interest hereunder.

30.
Relocation. In the event that Tenant’s Net Rentable Area shall at any time be less than 2,000 square feet, then Landlord shall be entitled to cause Tenant to relocate from the Premises to a comparable space (a “Relocation Space”) within the Building at any time after reasonable written notice of Landlord’s election (not in excess of ninety (90) days) is given to Tenant. Any such relocation shall be entirely at the expense of Landlord. Such relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation “Premises” shall refer to the Relocation Space into which Tenant has been moved rather than the original Premises as herein defined.

31.
Holding Over. In the event of holding over by Tenant without Landlord’s written consent or after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant’s right of possession pursuant to Paragraph 27(b) hereof, Tenant covenants and agrees throughout the entire holdover periods to pay rent equal to two times the Base Rental, as the same is adjusted pursuant to the terms hereof and any additional rent which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. No possession by Tenant after the expiration of the term of this Lease shall be construed to extend the term of this Lease unless Landlord has consented to such possession in writing and throughout such holdover period Tenant shall be deemed a tenant-at-sufferance.

32.
Subordination to Mortgage. This Lease is and shall be subject and subordinate to any mortgage, deed of trust or other lien created by Landlord, whether presently existing or hereafter arising upon the Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may requests The terms of this Lease are subject to approval by the Landlord’s permanent lender(s), and such approval is a condition precedent to Landlord’s obligations hereunder. In addition all leases of portions of the Building will be subordinate to such permanent lender(s) mortgage. In the event that Tenant should fail to execute any subordination or other agreement required by this Paragraph promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as so modified) stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default), and further stating such other matters as Landlord or its mortgagee(s) shall reasonably require. In the event of the sale or assignment of Landlord’s interest in the Building, or in the event of any proceedings brought for the foreclosure of any mortgage made by Landlord encumbering the Building or in the event of a deed in lieu of such foreclosure, Tenant shall attorn to the purchaser, foreclosing mortgagee and/or grantee, as the case may be, their successors and assigns, and recognize them as landlord under this Lease. In no event will any successor landlord be liable to Tenant for any security deposit or for rents paid more than one month in advance except to the extent that such security deposit or rents have been actually received by the successor landlord, nor shall a successor landlord be liable to Tenant for any breach of obligations committed by a predecessor landlord under this Lease.

Landlord__________Tenant__________

33.
Landlord’s Lien. ~~Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. The provisions of this Paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the State of Florida so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises in addition to and cumulative of the Landlord’s liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtor such financing statement or statements and such other documents as Landlord may now or hereafter request in order to perfect or further protect Landlord’s security interest. Notwithstanding the above Landlord shall neither make any claim upon nor withhold from Tenant, Tenant’s business records.~~

34.
Attorney’s Fees. Tenant agrees that the prevailing party will pay, in addition to the rents and other sums agreed to be paid hereunder, all collection and court costs incurred by Landlord and Landlord’s reasonable attorneys’ fees incurred for the collection of unpaid rentals or the enforcement, defense or interpretation of Landlord’s rights under this Lease, whether such fees and costs be incurred out of court, at trial, on appeal, or in bankruptcy proceedings.

35.
No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

Landlord__________Tenant__________

36.
Limitation of Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease interest of Landlord in the Building, and shall be limited to the Property, and Tenant, agrees to look solely to Landlord’s interest in the Building and the Property for the recovery of any judgment from the Landlord it being intended that Landlord shall not be personally liable for any judgment or deficiency.

37.
Security Deposit. The Security Deposit shall be paid by Tenant to Landlord upon execution of this Lease and shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Tenant’s damages in case of default by Tenant. Landlord may commingle the Security Deposit with Landlord’s other funds and may hold same in an interest bearing account with such interest to accrue to Landlord’s benefit. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. Landlord may assign the Security Deposit to the transferee and thereafter Landlord shall have not further liability for the return of such Security Deposit.

38.	Deleted (Rooftop Antennas)

39.
Notices. Any notice, demand or request to be given pursuant to this Lease must, unless expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by prepaid telegram, when appropriate, addressed to the party to be notified at the address stated in this Lease or such other address notice of which has been given to the other party. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited. Notwithstanding any provision of this Lease to the contrary however Landlord may always give Tenant notice by addressing or delivering same to the Premises. Until further notices the addresses for the parties shall be as follows:

Landlord__________Tenant__________

As to Landlord:
ATC Realty One, LLC c/o Wells Fargo Bank, N.A.
Attn: Pat Greathouse, Vice President
333 Market Street, 17th Floor
San Francisco, CA 94015-2102
(415) 371-3318

With a copy to:
Wells Fargo Bank, N.A.
Attn: Jill C. Bonitz
Commercial ORE, Wells Fargo Bank
123 N. Wacker Drive, 11th Floor - Suite 1150,
Chicago, IL 60606
Phone: 312.368.6461

And a copy to:
ATC Realty One, LLC
c/o COMMERCIAL PROPERTY REALTY GROUP
2937 W. Cypress Creek Rd., Suite 102
Ft. Lauderdale, Florida 33309

As to Tenant:
SIMPLEPONS, INC.
Suite 304
220 Congress Park Drive
Delray Beach, Florida 33445

40.
Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

41.
Recordation. Tenant agrees not to record this Lease or any memorandum hereof, but Landlord may record this Lease or a memorandum thereof at its sole election, and Tenant agrees to execute each memorandum upon request by Landlord.

42.	Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted construed and enforced in accordance with the laws of the State of Florida.

43.	Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

44.
Force Majeure. Whenever a period of time is herein prescribed for the taking of any action Landlord shall not be liable or responsible for and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations or restrictions, financing, or any other cause whatsoever beyond the control of Landlord.

Landlord__________Tenant__________

45.
Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations hereunder and in the Building and the Premises referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

46.
Brokers. Landlord and Tenant each represent and warrant one to the other that except as noted on the Lease Information Page, neither of them has employed any broker in connection with the negotiations of the terms of this Lease or the execution thereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Except as otherwise provided in writing, Landlord recognizes COMMERCIAL PROPERTY REALTY GROUP as the sole Broker of this transaction.

47.
Effect of Delivery of this Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery hereof does not constitute an offer to Tenant or an option to lease. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

48.	Captions. The Paragraph captions used herein are for convenience and reference only.

49.
Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

50.	Exhibits. In addition to Exhibits “A”, “B”, “C”, “D” and “E” the following exhibits are attached hereto and incorporated herein and made a part this Lease for all purposes.

51.
Prior Agreements and Amendments. All prior agreements, understandings representations and/or promises made or entered into by the parties hereto are superseded by and replaced with this Lease, so that this Lease is the sole agreement between the parties. The provisions of this Lease may not be modified or amended, except by an instrument in writing and signed by both parties hereto.

52.
Binding Effect. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and, to the extent assignment is permitted under the provisions hereof, Tenant’s assigns.

53.
Americans with Disabilities Act of 1990 (ADA). Subject to the provisions of the Lease, Landlord agrees and acknowledges that Landlord shall be responsible for compliance with the Title III of the ADA in the common areas of the Building, as defined elsewhere in the Lease. Landlord represents that it has made good faith efforts to bring the common areas into compliance with the requirements of Title III of the ADA. Tenant represents and covenants that Tenant shall be fully responsible for compliance with the ADA of any and all improvements located within the Leased Premises, regardless of who pays for or performs such improvements. Tenant covenants and agrees that any and all future alterations or improvements made by Tenant to the Leased Premises shall comply with ADA. Upon the request of Landlord, Tenant shall provide Landlord with evidence reasonably satisfactory that such work was performed in compliance with the ADA. Tenant represents and covenants that Tenant shall conduct its occupancy and use of the Leased Premises in accordance with the ADA (including but not limited to, modifying its policies, practices and procedures, and providing auxiliary aids and services to persons with disabilities). Landlord and Tenant agree to indemnify the other for any costs, claims, damages, losses or expenses (including the costs of consulting and legal fees) arising out of the other’s breaching its respective responsibilities for compliance with the ADA as required in this Lease. This Indemnity shall survive the termination of this Lease.

Landlord__________Tenant__________

54.
Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

55.
Compliance with Environmental Laws. To the extent that Tenant is responsible, Tenant represents and warrants to Landlord that Tenant shall not use the Demised Premises in any manner which would violate any applicable environmental protection statutes, laws, rules or regulations. Without limiting the foregoing, Tenant represents and warrants to Landlord that no hazard substance, hazard waste, pollutant, contaminant, nuclear or byproduct material, or toxic waste material of any kind whatsoever will be released or disposed of on the Demised Premises or anywhere in the Building in violation of applicable environmental protection statutes, laws, rules or regulations. Tenant agrees to and shall indemnify, defend (by counsel reasonable acceptable to Landlord) and hold the Landlord harmless of, from and against (i) any and all liability, claims, obligations, losses, damages, awards, judgments, or amounts paid in settlement or comprised thereon, and costs associated therewith, including reasonable attorneys’ fees, incurred by Landlord or assessed against the Building by virtue of any investigation, inquiry, litigation, suit, action, or claim of or by any governmental or quasi-governmental unit, body or agency, or any third party for clean-up costs, damages, or any other costs, and (ii) any and all fines, penalties, assessments, forfeitures, payments, impositions or amounts paid in settlement or comprised thereon, together with costs associated therewith including reasonable attorneys’ fees, imposed or obtained by or awarded to the Environmental Protection Agency, or any other governmental or quasi-governmental unit, body or agency for violation of, or noncompliance with, any environmental protection law, rule, regulation or order, and (iii) any and all costs required to take necessary precaution to protect against the release of, or to clean up any hazardous substance, hazardous waste, pollutant, contaminant, or toxic waste materials in, on, under or affecting the Demised Premises or the Building that was caused by the Tenant. A violation of this Paragraph by Tenant shall be deemed to be a material noncurable default by Tenant under this Lease.

[SIGNATURES ON FOLLOWING PAGE]

Landlord__________Tenant__________

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

Witnesses:	Landlord:

By: _________________________________	ATC REALTY ONE, LLC

Print Name: __________________________	By: _________________________________

Print Name: __________________________
By: _________________________________	Title: _______________________________
Date: _______________________________
Print Name: __________________________

By: _________________________________

Print Name: __________________________
Title: _______________________________
Date: _______________________________

Tenant:

Witnesses:	SIMPLEPONS, INC.

By: _________________________________	By: _________________________________

Print Name: __________________________	Print Name: __________________________

By: _________________________________	Title: _______________________________

Print Name: __________________________	Date: _______________________________

Landlord__________Tenant__________

EXHIBIT “A”
LEGAL DESCRIPTION

Tracts E and E1, Congress Park Replat, according to the map or plat thereof as recorded in Plat Book 86, Page9s) 29, Public Records of Palm Beach County, Florida.

Parcel Identification Number 12-43-46-18-55-005-0000

Landlord__________Tenant__________

EXHIBIT “B”
FLOOR PLAN OF SUITE 304

Landlord__________Tenant__________

EXHIBIT “C”
WORK LETTER

THIS WORK AGREEMENT is attached to and made part of the certain Office Lease Agreement (the “Lease”) dated on the _______day of November, 2011 by and between ATC RREALTY ONE, LLC (“Landlord”) and SIMPLEPONS, INC. (Tenant). The terms, definitions and other provisions of the Lease are hereby incorporated into this Work Agreement by reference.

IN CONSIDERATION OF the execution of the Lease and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

Tenant agrees to accept possession of the Premises in “As Is” condition, except for Landlord work, performed at Landlord’s expense, as follows:

1.	Landlord to paint Premises per Tenant color selection.
2.	Landlord to replace all carpeting with Building Standard Carpeting per Tenant selection.

Ratification. Except as expressly modified by the provisions hereof, the Lease is in full force and effect.

EXECUTED by the parties hereto as of the date first above written.

Witnesses:	Landlord:

By: _________________________________	ATC REALTY ONE, LLC

Print Name: __________________________	By: _________________________________

Print Name: __________________________
By: _________________________________	Title: _______________________________
Date: _______________________________
Print Name: __________________________

By: _________________________________

Print Name: __________________________
Title: _______________________________
Date: _______________________________

Tenant:

Witnesses:	SIMPLEPONS, INC.

By: _________________________________	By: _________________________________

Print Name: __________________________	Print Name: __________________________

By: _________________________________	Title: _______________________________

Print Name: __________________________	Date: _______________________________

Landlord__________Tenant__________

EXHIBIT “D”
RULES AND REGULATIONS

The following Rules and Regulations have been formulated for the safety and well-being of all the tenants of the Building and Strict adherence to these Rules become effective upon occupancy. Strict adherence to these Rules and Regulations is necessary to guarantee that each and every Tenant will enjoy a safe and undisturbed occupancy in the Building. Any repeated or continuing violation of these Rules and Regulations by Tenant after notice and time to cure from Landlord shall be sufficient cause for termination of this Lease at the option of Landlord.

Landlord may upon request by any tenant, waive the compliance by such tenant of any of the foregoing Rules and Regulations provided that (i) no waiver shall be effective unless signed by Landlord’s authorized agent (ii) any such waiver shall not relieve such tenant from the obligation of complying with the foregoing Rules and Regulations unless such other tenant has received a similar waiver in writing from Landlord.

Landlord agrees not to unreasonably discriminate against Tenant in the enforcement of the Rules and Regulations in effect with regard to the Building.

1.           The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not part of the Premises of Tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress, and in the case of the freight elevator, for the moving of freight to and from the Premises, and if the Premises are situated on the ground floor of the Building the Tenant thereof shall at said Tenant’s own expense keep the sidewalks and curb directly in front of said Premises clean and free from debris. Subject to the other provisions of this Lease, Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the Building, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2.           No awnings other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in or used in connection with, any window or door of the Premises without the prior consent of Landlord. Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality type, design and color and attached in the manner approved by Landlord. Notwithstanding the foregoing, and notwithstanding any provision of this Lease to the contrary, Tenant, from time to time, will be permitted to install floor to ceiling drapes on the exterior windows of the Premises; said drapes shall be submitted to Landlord for Landlord’s approval.

Landlord__________Tenant__________

3.           Except as otherwise provided for in this Lease, no sign, picture, advertisement notice or other lettering shall be exhibited, inscribed, printed or affixed by any Tenant on any part of the outside or inside of Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any notice or liability and may charge the expense incurred by such removal to the Tenant or tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, printed or affixed for each tenant by Landlord and shall be of a size, color and style acceptable to Landlord.

4.           No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

5.           The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who or whose servants, employees agents, visitors, or licensees, shall have caused the same.

6.           All contractors and/or technicians performing work for Tenant within the Premises, Building or parking facilities shall be referred to Landlord for written approval before performing such work. This shall apply to all work including but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, the Premises or parking facilities. ~~None of this work shall be done by Tenant without Landlord’s prior written approval in which such approval won’t unreasonably withheld. In the event such approval of these specific items (installation of telephones and electronic equipment/devices) take longer than 5 business days, Tenant can move forward with the work, however, anything else that modifies the physical features needs to be approved by Landlord, with no conditions attached to approval.~~ Notwithstanding the foregoing, if Tenant has not received written approval within five (5) days of Tenant’s written request to install (i) telephone lines and/or (ii) electronic equipment at the Premises, such request shall be deemed approved by Landlord.

7.           No tenant shall construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building any electrical device, wiring or apparatus in connection with a loud-speaker system other than an office loudspeaker system with speakers solely within the Premises and the sound from which does not disturb other tenants.

8.           No bicycles, vehicles, or animals, birds or pets of any kind shall be brought into or be kept in or about the Premises and no cooking shall be done or be permitted by any tenant on said Premises, except for a tenant’s clients and/or employee’s own use and with the prior written approval of Landlord. No tenant shall make or permit to be made, any unseemly or disturbing noises which disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unmusical noise, whistling, singing or in any other way. No tenant shall throw anything out of doors or windows or down corridors or stairs of the Building.

Landlord__________Tenant__________

9.           No inflammable combustible or explosive fluid, chemical or substances shall be brought or kept upon Premises. Landlord acknowledges however that Tenant shall be entitled to keep those items necessary to run its photocopying equipment.

10.           No additional locks or bolts of any kind shall- be placed upon any of the doors or windows by any tenant nor shall any changes be made in existing locks or the mechanism thereof without Landlord’s consent. Except on single-tenant floors, the doors leading to the corridors or main halls (if any such doors exist) shall be kept closed during Normal Business Hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, restore to Landlord all keys of stores, offices storage and toilet rooms either furnished to or otherwise procured by such tenant, and in the event of the loss of any keys so furnished, such tenant shall -pay to Landlord the cost to re-key the locks operated by those keys.

11.           Except as otherwise provided for in this Lease, all removals, or the carrying in or out of any sales, freight, furniture, or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time and according to a method and routing of such movement as is determined by Landlord upon request from Tenant. Tenant shall assume all liability and risk to property Premises and Building in such movement. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Building, the Premises or parking facilities without having first obtained a written permit from Landlord twenty-four (24) hours in advance. Safes, large files, electronic data processing equipment and other heavy equipment or machines shall be moved into the Premises, Building or parking facilities only with Landlord’s written consent and placed where directed by Landlord.

12.           Any person employed by any tenant to do janitorial work within the Premises must obtain Landlord’s consent, and such person shall, while in the Building and outside of said Premises comply with all reasonable instructions issued by the manager of the Building.

13.           No tenant shall purchase spring water, ice, coffee, soft drinks, towels or the like service, from any company or persons whose repeated violations of Building regulations have caused, in Landlord’s opinion, a hazard or nuisance to the Building and/or its occupants.

14.           Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

15.           Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management or watchman, if so posted, on duty. Landlord may at its option require all persons admitted to or leaving the building between the hours of 6 p.m. and 8 a.m., Monday through Friday, and at all times on Saturday and Sunday and legal holidays, to register. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building and shall be liable to the Landlord for all acts of such persons, except to the extent covered or required to be covered by insurance carried, or required to be carried, by Landlord.

16.           The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

Landlord__________Tenant__________

17.           The requirements of the Tenant will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building.

18.           Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

19.           There shall not be used in any space, or in the public halls of the Building, either by tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

20.           In the event Tenant must dispose of crates, boxes, etc. Which will not fit into office wastepaper baskets, it will be the responsibility of the Tenant to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of the Building or parking facilities, excepting Tenant’s own premises for disposal.

21.           Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside the Building, without Landlord’s prior approval in writing and upon such terms and conditions as may be specified by Landlord in each and every instance.

22.           In the event the Fire Alarm System is set off as a result of actions by the TENANT, their employees or invitees, any and all costs assessed will be paid by the Tenant.

23.           TENANT shall not allow any employee to smoke in the demised premises, common areas, rest rooms or stairwells. In the event the tenant, their employees or invitees, sets off the Fire Alarm System as a result of actions; the Tenant will pay any and all costs assessed. This BUILDING, in accordance and to comply with applicable “Indoor Clean Air Act(s)” of the Local, County, State and/or Federal governments, is “Smoke Free” (the smoking of any tobacco products including but not limited to cigarettes, cigars, pipes, etc.) within TENANTS’ DEMISED PREMISES and all COMMON AREAS including, but not limited to Corridors, Bathrooms, Elevators, Emergency Exits and Stairways, is Prohibited.

TENANT hereby acknowledges receiving a copy of the foregoing Rules and Regulations.

SIMPLEPONS, INC.

By: _____________________________
Print Name: ______________________
Title: ___________________________
Date: ___________________________

Landlord__________Tenant__________